Morgan Stanley New York Quality Municipal Securities
                          Item 77(O) 10F-3 Transactions
                         May 1, 2004 - October 31, 2004



 Security   Purcha  Size   Offeri    Total    Amount   % of    % of
Purchased    se/     of      ng    Amount of    of    Offeri   Fund   Brokers
            Trade  Offeri  Price   Offering   Shares    ng      s
             Date    ng      of               Purcha  Purcha   Tota
                           Shares               sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
 New York   6/18/0   -     $104.4 $312,490,0  3,000,   0.96%   1.04   Advest,
  State       4              5        00        000             %    Inc/Lebent
Dormitory                                                               hal,
Authority                                                            JPMorgan,
                                                                      Prager,
                                                                      Sealy &
                                                                      Co. LLC,
                                                                      Goldman,
                                                                      Sachs &
                                                                     Co., Bear,
                                                                     Stearns &
                                                                      Co. Inc,
                                                                      Merrill
                                                                      Lynch &
                                                                        Co.,
                                                                     Southwest
                                                                     Securities
                                                                      , Inc.,
                                                                     Citigroup,
                                                                       Morgan
                                                                      Stanley,
                                                                      Siebert
                                                                     Brandford
                                                                      Shank &
                                                                     Co., LLC.